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                                                                      EXHIBIT 21


                          MEDSTONE INTERNATIONAL, INC.

                                  SUBSIDIARIES




                    NAME                                  JURISDICTION
                    ----                                  ------------

  United Physicians Resources, Inc.                          Delaware
  Northern Nevada Lithotripsy Associates, LLC                Nevada
  Southern Idaho Lithotrispy Associates, LLC                 California
  Medstone International, Ltd.                               Scotland
  Zenith Medical Systems, Ltd.                               England